Exhibit 99.21

KODAK
[GRAPHIC         STOCK OPTION EXCHANGE PROGRAM
OMITTED]         REVOCATION CONFIRMATION STATEMENT



March 14, 2002

XXX XXXXXXXX
Jane Employee
KODAK 000 HR Department
Eastman Kodak Company
Rochester, NY  14650-1110
USA



This statement confirms that you REVOKED your election to participate in the Stock Option Exchange Program and, therefore, will keep your Current Options under the terms and conditions under which they were granted. In other words, you will not participate in the program and, therefore, none of your Current Options have been cancelled and exchanged for New Options. To check the terms and conditions of your Current Options, call 877-KSO-4YOU (877-576-4968) or go to the Mellon Investors Services web site at:

         Kodak intranet:         hrinfo.kodak.com
         Internet:               www.melloninvestor.com


If you do not agree with this Confirmation Statement, please contact the Stock Option Exchange Hotline BETWEEN MARCH 18 AND APRIL 5 at:

         Knet (from inside Kodak):     Kodak access code + 224-4503
         Toll-Free in U.S. & Canada:   1-866-854-7887
         Long Distance:                1-716-724-4503